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                                                                  EXHIBIT 23(B)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-80797, No. 333-90616, No. 333-06390, No. 333-
06862 and No. 333-07226) of our report dated January 23, 1998 appearing on page F-1 of this Form 20-F. We also consent to the application of such report to the Financial Statement Schedule for the two years ended December 31, 1997 included in this Form 20-F when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

Price Waterhouse Nederland BV
Amsterdam, The Netherlands
June 25, 1998